Exhibit 10.89
GUARANTY
          GUARANTY, dated as of November 1, 2007 (the “Guaranty”), made by PHH Corporation (the “Guarantor”) in favor of GREENWICH CAPITAL FINANCIAL PRODUCTS, INC. (the “Buyer”), party to the Master Repurchase Agreement referred to below.
RECITALS
          WHEREAS, pursuant to the Master Repurchase Agreement dated as of November 1, 2007, as amended (the “Repurchase Agreement”) between PHH Mortgage Corporation (the “Seller”) and the Buyer, the Buyer has agreed to enter into Transactions with the Seller upon the terms and subject to the conditions set forth therein; and
          WHEREAS, it is a condition precedent to the obligation of the Buyer to enter into any such Transaction with the Seller under the Repurchase Agreement that the Guarantor shall have executed and delivered this Guaranty to the Buyer.
          NOW, THEREFORE, in consideration of the premises and to induce the Buyer to enter into the Repurchase Agreement and to induce the Buyer to enter into the Transactions with the Seller under the Repurchase Agreement, the Guarantor hereby agrees with the Buyer as follows:
          1. Defined Terms.
          (a) Unless otherwise defined herein, capitalized terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement. The following additional terms shall have the following meanings:
          “Guaranteed Obligations” shall mean all obligations and liabilities of the Seller to the Buyer, including without limitation the Obligations, which may arise under, or out of or in connection with the Repurchase Agreement, any other Program Document or any other document made, delivered or given in connection therewith or herewith, in each case whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, whether on account of principal, interest, reimbursement obligations, all Claims (as defined in Section 101 of the Bankruptcy Code) of the Buyer against the Seller in respect thereof, and all fees, indemnities, costs, expenses arising out of or relating thereto (including, without limitation, all fees and disbursements of counsel to the Buyer that are required to be paid by the Seller pursuant to the terms of the Repurchase Agreement or any other Program Document).
          “Material Adverse Effect” shall mean a material adverse effect on (a) the ability of the Guarantor to perform in all material respects its obligations under this Guaranty, including, but not limited to, a material adverse effect on the property, business, operations or financial condition of the Guarantor, (b) the validity or enforceability in all material respects of this Guaranty, (c) the rights and remedies of the Buyer under this Guaranty, or (d) the timely payment of the Guaranteed Obligations or all other amounts payable in connection herewith or therewith. Each of (a), (b) and (c) in the foregoing sentence shall be determined by Buyer in its sole reasonable discretion.

          “Revolving Credit Agreement” shall mean the Five Year Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006, among the Guarantor, as Borrower, the Lenders referred to therein, Citicorp USA, Inc., as Syndication Agent, and Bank of America, N.A., The Bank of Nova Scotia and Calyon New York Branch, as Documentation Agents, and JPMorgan Chase Bank, N.A., as administrative agent, as such agreement exists on the date hereof and as the same may be further amended, modified, waived or supplemented, solely to the extent that Buyer has given its prior written consent to such amendment, modification, waiver or supplement.
          (b) The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Guaranty shall refer to this Guaranty as a whole and not to any particular provision of this Guaranty, and section and paragraph references are to this Guaranty unless otherwise specified.
          (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          2. Guaranty.
          (a) The Guarantor hereby unconditionally and irrevocably guaranties to the Buyer and its successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Guaranteed Obligations.
          (b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by the Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Guaranteed Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Guaranty; provided, however, that the Guarantor shall not be liable for the fees and expenses of more than one separate firm for the Buyer in connection with any one such action or any separate, but substantially similar or related actions in the same jurisdiction, nor shall the Guarantor be liable for any settlement or proceeding effected without the Guarantor’s written consent. This Guaranty shall remain in full force and effect until the Guaranteed Obligations are paid in full.
          (c) No payment or payments made by the Seller or any other Person or received or collected by the Guarantor from the Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments (other than payments made by the Guarantor in respect of the Guaranteed Obligations or payments received or collected from the Guarantor in respect of the Guaranteed Obligations), remain liable for the Guaranteed Obligations until the Guaranteed Obligations are paid in full.

          3. Representations, Warranties and Covenants of Guarantor.
          (a) The Guarantor hereby represents and warrants as of the date hereof:
               (i) Existence. Guarantor (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, and (d) is in compliance in all material respects with all Requirements of Law.
               (ii) Financial Condition. Guarantor has heretofore furnished to Buyer a copy of its (A) consolidated balance sheet for the fiscal year ended December 31, 2006 and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of a nationally recognized public accounting firm and (2) consolidated balance sheet for the quarterly fiscal period(s) ended March 31, 2007 and June 30, 2007 and the related consolidated statements of income and retained earnings and of cash flows for it for such quarterly fiscal period(s), setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of Guarantor and its Subsidiaries and the consolidated results of their operations for the fiscal year ended on said date, all in accordance with GAAP applied on a consistent basis. Since December 31, 2006 there has been no development or event nor any prospective development or event, including the developments and events disclosed in (A) the public filings made by Guarantor with the Securities and Exchange Commission since December 31, 2006 and (B) the diligence materials previously provided to Buyer by Seller and Guarantor, which has had or should reasonably be expected to have a Material Adverse Effect.
               (iii) Representations and Warranties Incorporated by Reference. Each of the representations and warranties made by Guarantor in its capacity as Borrower (as such term is defined in the Revolving Credit Agreement) set forth in Section 3 of the Revolving Credit Agreement are true and correct and Guarantor hereby makes each such representation and warranty to, and for the benefit of, Buyer as if the same were set forth herein in full.
          (b) The Guarantor covenants and agrees with the Buyer that until payment in full of the Guaranteed Obligations:

               (i) Financial Statements and Other Information; Financial Covenants.
     Guarantor shall deliver to Buyer:
          (A) As soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods of each fiscal year of Guarantor, a certification in the form of Exhibit A-1 to the Repurchase Agreement together with the consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for Guarantor and the consolidated Subsidiaries of Guarantor for such period and the portion of the fiscal year through the end of such period, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of Guarantor, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and the Subsidiaries of Guarantor in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);
          (B) As soon as available and in any event within 100 days after the end of each fiscal year of Guarantor, the consolidated balance sheets of Guarantor and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Guarantor and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Guarantor and its consolidated Subsidiaries at the end of, and for, such fiscal year in accordance with GAAP;
          (C) From time to time such other information regarding the financial condition, operations, or business of Guarantor as Buyer may reasonably request; and
          (D) Guarantor will furnish to Buyer, at the time it furnishes each set of financial statements pursuant to paragraphs (A) or (B) above, a certificate of a Responsible Officer of Guarantor to the effect that, to the best of such Responsible Officer’s knowledge, Guarantor during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every material condition, contained in this Agreement to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default, Event of Default or Event of Termination except as specified in such certificate (and, if any Default, Event of Default or Event of Termination has occurred and is continuing, describing the same in reasonable detail and describing the action Guarantor has taken or proposes to take with respect thereto).
               (ii) Covenants Incorporated by Reference. Guarantor is in compliance with each of the covenants made by Guarantor in its capacity as Borrower (as such term is defined in the Revolving Credit Agreement) set forth in Sections 5 and 6 of the Revolving Credit Agreement and Guarantor hereby makes each such covenant to, and for the benefit of Buyer as if the same were set forth herein in full. Guarantor, in its capacity as Borrower (as such term is defined in the Revolving Credit Agreement) shall not agree to any amendment, supplement or other modification to the Revolving Credit Agreement without Buyer’s written consent.
          4. Right of Set-off. The Guarantor hereby irrevocably authorizes the Buyer and each of its Affiliates at any time and from time to time without notice to the Guarantor or any of its Affiliates or Subsidiaries, any such notice being expressly waived by the Guarantor, to set-off and appropriate and apply any and all property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Buyer or any of its Affiliates to or for the credit or the account of the Guarantor or any of its Affiliates or Subsidiaries, or any part thereof in such amounts as the Buyer or any of its Affiliates may elect, against and on account of the Guaranteed Obligations and liabilities of the Guarantor to the Buyer hereunder and claims of every nature and description of the Buyer or any of its Affiliates against the Guarantor or any of its Affiliates or Subsidiaries, in any currency, whether arising hereunder, under the Repurchase Agreement or any other Program Document as the Buyer may elect, whether or not the Buyer has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Buyer shall notify the Guarantor promptly of any such set-off and the application made by the Buyer, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Buyer under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Buyer may have.
          5. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder or any set-off or application of funds of the Guarantor by the Buyer, the Guarantor shall not be entitled to be subrogated to any of the rights of the Buyer against the Seller or any other guarantor or any collateral security or guarantee or right of offset held by the Buyer or any of its affiliates for the payment of the Guaranteed Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Seller or any other guarantor in respect of payments made by the Guarantor hereunder, until all amounts owing to the Buyer by the Seller on account of the Guaranteed Obligations are paid in full. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Guaranteed Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Buyer, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Buyer in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Buyer, if required), to be applied against the Guaranteed Obligations, whether matured or unmatured, in such order as the Buyer may determine.
          6. Amendments, Etc. with Respect to the Guaranteed Obligations. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Buyer may be rescinded by the Buyer and any of the Guaranteed Obligations continued, and the Guaranteed Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Buyer, and the Repurchase Agreement and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Buyer may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Buyer for the payment of the Guaranteed Obligations may be sold, exchanged, waived, surrendered or released. The Buyer shall not have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Guaranteed Obligations or for this Guaranty or any property subject thereto. When making any demand hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, make a similar demand on the Seller or any other guarantor, and any failure by the Buyer to make any such demand or to collect any payments from the Seller or any such other guarantor or any release of the Seller or such other guarantor shall not relieve the Guarantor of its Guaranteed Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Buyer against the Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings. The Buyer may release any Purchased Items purchased by it in its sole discretion. The Guarantor hereby further consents to any renewal or modification of any Obligation or any extension of the time within which such is to be performed and to any other indulgences, whether before or after the date of this Guaranty, and waives notice with respect thereto.
          7. Waiver of Rights. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations, and notice of or proof of reliance by the Buyer upon this Guaranty or acceptance of this Guaranty; the Guaranteed Obligations, and any of them shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty; and all dealings pursuant to the Repurchase Agreement and the Program Documents between the Seller and the Guarantor, on the one hand, and the Buyer, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Seller or the Guarantor with respect to the Guaranteed Obligations. The Guarantor hereby waives diligence; presentment; demand for payment or performance; filing of claims with any court in case of the insolvency, reorganization or bankruptcy of the Seller; protest or notice with respect to the Guaranteed Obligations or the amounts payable by the Seller thereunder; and all demands whatsoever; any fact, event or circumstance that might otherwise constitute a legal or equitable defense to or discharge of the Guarantor, including (but without typifying or limiting this waiver), failure by the Buyer to perfect a security interest in any collateral securing performance of any Obligation or to realize the value of any collateral or other assets which may be available to satisfy any Obligation and any delay by the Buyer in exercising any of its rights hereunder or against the Seller.
          8. Guaranty Absolute and Unconditional. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee of the full and punctual payment and performance by the Seller of the Guaranteed Obligations and not of collectibility only and in no way conditioned upon any requirement that the Buyer first attempt to collect any of the obligations from the Seller without regard to (i) the validity, regularity or enforceability of the Repurchase Agreement, any of the Guaranteed Obligations, or any other collateral security therefor the Guaranteed Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Seller against the Buyer, (iii) any defense by the Seller to the Guaranteed Obligations or the ownership of the Buyer in the Purchased Items or any subordination of any Lien on the Purchased Items, or (iv) any other circumstance whatsoever (with or without notice to or knowledge of the Seller or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Seller from the Guaranteed Obligations, or of the Guarantor from this Guaranty, in bankruptcy or in any other instance. The Guarantor understands and agrees that this Guaranty shall be construed as a continuing, absolute and unconditional guarantee without regard to waiver, forbearance, compromise, release, settlement, the dissolution, liquidation, reorganization or other change regarding the Seller, or the Seller being the subject of any case or proceeding under any bankruptcy or other law for the protection of debtors or creditors, or any other action or matter that would release a guarantor. When pursuing its rights and remedies hereunder against the Guarantor, the Buyer may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Seller or any other Person or against any collateral security or guarantee for the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Buyer to pursue such other rights or remedies or to collect any payments from the Seller or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Buyer against the Guarantor. This Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Buyer, and its successors, indorsees, transferees and assigns, until all the Guaranteed Obligations and the obligations of the Guarantor under this Guaranty shall have been satisfied by payment in full and the Repurchase Agreement shall be terminated, notwithstanding that from time to time during the term of the Repurchase Agreement the Seller may be free from any Guaranteed Obligations and subject to the provisions of Section 9 hereof.
          9. Reinstatement. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Guaranteed Obligations is rescinded or must otherwise be restored, or returned by the Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Seller or the Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for the Seller or the Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.
          10. Events of Default. Each of the following events and occurrences shall constitute an “Event of Default” under this Guaranty:

          (a) the Guarantor shall default in the payment of any amount required to be paid by it under the Guaranty; or
          (b) any representation, warranty or certification made or deemed made herein by the Guarantor or any certificate furnished by the Guarantor to the Buyer pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished; provided, however, that any such false or misleading representation, warranty or certification incorporated into this Guaranty by reference pursuant to Section 3(a)(iii) shall not constitute an Event of Default hereunder if such false or misleading representation, warranty or certification has been expressly waived by The Royal Bank of Scotland plc; or
          (c) the Guarantor shall fail to observe or perform any covenant set forth or incorporated by reference in Section 3(b) of this Guaranty, and such failure to observe or perform shall continue unremedied for a period of five (5) Business Days after the earlier of discovery of such failure by or notice of such failure to Guarantor or such longer cure period as may be specified in such covenant; provided, however, that the failure to observe or perform any covenant incorporated into this Guaranty by reference in Section 3(b)(ii) shall not constitute an Event of Default hereunder if such failure has been expressly waived by The Royal Bank of Scotland plc; or
          (d) an Event of Default (as defined in the Revolving Credit Agreement; such Event of Default, a “Revolver Event of Default”) under the Revolving Credit Agreement shall have occurred; provided, however, that any such Revolver Event of Default shall not constitute an Event of Default hereunder if such Revolver Event of Default has been expressly waived by The Royal Bank of Scotland plc.
          11. Payments. The Guarantor hereby guarantees that payments hereunder will be paid to the Buyer without set-off or counterclaim in Dollars in accordance with the wiring instructions of the Buyer.
          12. Notices. All notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Guaranty) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages of the Repurchase Agreement); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.
          13. Severability. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          14. Integration. This Guaranty and the Repurchase Agreement represent the agreement of the Guarantor with respect to the subject matter hereof and thereof and there are no promises or representations by the Buyer relative to the subject matter hereof or thereof not reflected herein or therein.
          15. Amendments in Writing; No Waiver; Cumulative Remedies.
          (a) None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Buyer, provided that any provision of this Guaranty may be waived by the Buyer.
          (b) The Buyer shall not by any act (except by a written instrument pursuant to Section 15(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Buyer would otherwise have on any future occasion.
          (c) The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          16. Section Headings. The section headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          17. Successors and Assigns. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Buyer and its successors and assigns. This Guaranty may not be assigned by the Guarantor without the express written consent of the Buyer in its sole discretion and any attempt to assign or transfer this Guaranty without such consent shall be null and void and of no effect whatsoever. Buyer may assign the Guaranty at any time without the consent of the Guarantor.
          18. Governing Law. This Guaranty shall be governed by New York law without reference to choice of law doctrine (but with reference to Section 5-1401 of the New York General Guaranteed Obligations Law, which by its terms applies to this Guaranty).
          19. SUBMISSION TO JURISDICTION; WAIVERS. THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:
          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY AND THE REPURCHASE AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT

OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF, OR THE COURTS OF THE STATE OF NEW YORK, WITHIN THE COUNTY OF NEW YORK, IN THE EVENT THE FEDERAL COURT LACKS OR DECLINES JURISDICTION;
          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE BUYER SHALL HAVE BEEN NOTIFIED; AND
          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
          20. WAIVER OF JURY TRIAL. EACH OF THE GUARANTOR AND THE BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY THE REPURCHASE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
          21. Termination. This Guaranty shall terminate upon the final payment in full of the Guaranteed Obligations and the termination of the Repurchase Agreement.
[Signature Page Follows]

          IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered by its duly authorized officers as of the day and year first above written.

PHH CORPORATION

By: Name:	/s/ Terence Edwards Terence Edwards
Title:	President and CEO

PHH Corporation
3000 Leadenhall Road
Mail Stop PCLG
Mt. Laurel, New Jersey 08054
Attention: Mark Johnson
Telecopier No.: (856) 917-0107
Telephone No.: (856) 917-0813
Signature page to Guaranty